Exhibit 10.259


                               PURCHASE AGREEMENT
                               ------------------

     THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of August 30 2002 by and between OB Sports, LLC, a Delaware limited liability company ("Seller"), and Mego Financial Corp. d/b/a Leisure Industries Corporation, a New York corporation ("Purchaser").


                                 R E C I T A L S
                                 - - - - - - - -

     A. Seller owns all of the outstanding limited liability company membership interest (the "Membership Interests") of Cimarron Golf Club, LLC, a Delaware limited liability company (the "Company").


     B. The Company (i) owns approximately 105 acres of real property as more fully described on Exhibit A (the "Owned Property") and (ii) leases or has easement access to an additional approximately 133 acres pursuant to those certain ground leases and easement agreement, each of which is more fully described on Exhibit B (the "Leased Property" and together with the Owned Property, the "Property"), on which an 18-hole championship golf course (the "Championship Golf Course") and an 18-hole executive golf course at Cimarron Golf Resort (the "Executive Golf Course" and together with the Championship Golf Course, the "Golf Courses") and the improvements thereon (including, but no limited to, a clubhouse complex, turf care / maintenance building, golf cart storage facility, practice greens, driving range, parking areas, rest rooms, snack bar, drinking fountains, water elements, cart paths and related landscaping) are situated.

     C. The Company is also engaged in the business of operating and managing the Golf Courses and related businesses (the "Business").


     D. Purchaser desires to purchase all the outstanding Membership Interests owned by Seller in the Company and Seller desires to sell such Membership Interests to Purchaser, on the terms and subject to the conditions herein contained.

                               A G R E E M E N T S
                               - - - - - - - - - -

     Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
               Purchase and Sale of Membership Interests; Closing
               --------------------------------------------------

     1.1 Agreement to Purchase and Sell Membership Interests. On the terms and subject to the conditions contained in this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Purchaser, all of the outstanding Membership Interests, free and clear of all liens and encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise (collectively, "Claims").

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     1.2     Consideration.  As  consideration  for  the  Membership  Interests,
Purchaser agrees to: (i) assume all of the Company's outstanding liabilities disclosed in the June 30, 2002 Pro Forma Balance Sheet included as part of the Disclosure Schedule, which includes the Mortgage Debt, Capital Lease obligations, Operating Leases and Land Leases set forth in the Debt / Commitment Schedule as of July 31, 2002 included as part of the Disclosure Schedule (provided, however, the Mortgage Debt and Capital Lease obligations shall not exceed $10,000,000) and all current liabilities incurred by the Company in the ordinary course of business since June 30, 2002; and (ii) issue Seller a promissory note in the principal amount of Nine Hundred Twenty Thousand Dollars ($920,000) (the "Note"), which amount shall bear interest at the rate of 5.0% per annum (which rate shall increase in the event of a default under the Note as provided therein) and shall be payable in thirty-six (36) monthly payments of principal and interest on the last day of each month commencing on January 31, 2003 and continuing through December 31, 2005. A copy of the Note is attached hereto as Exhibit C.


     1.3 Closing. The transaction contemplated by this Agreement shall be consummated (the "Closing") at such time and place to be agreed to by the parties, provided that the conditions of Closing set forth in Sections 4.1 and
4.2 hereof are satisfied or waived (subject to Section 6.1(b)). The date on which the Closing shall occur in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date".


     1.4     Taxes  and  Refunds.  Purchaser  shall be responsible for all taxes and assessments, including supplemental taxes and the $5,000 property tax consultant fee, for the Company for the fiscal year commencing June 30, 2002, provided that Purchaser shall be entitled to any tax refunds due the Company for any prior fiscal year.


                                   ARTICLE II
                         Representations and Warranties
                         ------------------------------

     2.1 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

          (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware. Purchaser is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the Company.

          (b) Authority. Purchaser has full corporate power and authority to enter into and perform this Agreement. The execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized and approved by all requisite corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Purchaser.
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          (c)  Consent.  No  consent,  authorization,  order  or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States or any state thereof is required for or in connection with the consummation by Purchaser of the transaction contemplated hereby.

          (d) Noncontravention. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transaction contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of its Certificate of Incorporation or by-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award.

          (e) Litigation. There is no action, suit, proceeding, investigation or administrative proceeding or arbitration by any governmental authority pending or threatened that could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby.

          (f) Broker's Commission. Neither Purchaser, nor any of its Affiliates (as defined below) has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other. As used herein, an "Affiliate" is any person or entity which controls a party to this Agreement or the Company, which that party or the Company controls, or which is under common control with that party or the Company.

     2.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser that, except as set forth in the schedules delivered by Seller to Purchaser concurrently herewith and identified collectively as the "Disclosure Schedule":


          (a) Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the Company.

          (b) Authority. Seller has full corporate power and authority to enter into and perform this Agreement. The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized and approved by all requisite corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Seller.

          (c) Consent. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States or any state or political subdivision
3
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     thereof is required for or in connection with the consummation by Seller of the  transactions  contemplated  hereby.

          (d) Noncontravention. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transaction contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's or the Company's Articles of Organization or Limited Liability Company Agreement, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which the Company or Seller is a party or by which the Company or Seller is bound.

          (e) Litigation. There is no action, suit, proceeding, investigation or administrative proceeding or arbitration by any governmental authority pending or threatened against the Company or Seller that could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby or affecting the Company's Property, operations, business, products, sales practices or financial condition.

          (f) Company Records. True and complete copies of the Articles of Organization and any amendments thereto, the Limited Liability Company Agreement, as amended and currently in force, all membership records, and all minute books and records of the Company, have been furnished for inspection to Purchaser. Said records accurately reflect all membership interest transactions and the current ownership of the Company. The minute books and records of the Company contain true and complete copies of all resolutions adopted by the members or the managers of the Company and any other action formally taken by them respectively as such.

          (g) Equity Ownership. Seller owns 100% of the Membership Interests of the Company free and clear of any Claims. There are no interests of the Company of any other class authorized, issued or outstanding. There are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character obligating the Company to issue any interests or securities of any kind or Seller to sell or transfer its Membership Interests in the Company.

          (h) Financials. Complete and accurate copies of the original construction budget and the unaudited balance sheets and profit and loss statements, together with any supplementary information thereto, of the Company for the fiscal years 2000 and 2001, the year-to-date ended March 31, 2002 and the months ended April 30, 2002, May 30, 2002 and June 30, 2002 (collectively, the "Financial Statements") have been delivered to Purchaser. The Financial Statements accurately and completely reflect the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods covered by said statements, in accordance with generally accepted accounting principles ("GAAP") consistently applied.

          (i) Title to Assets. With the exception of the lien of Textron Financial Corporation ("Textron") against all of the Company's assets (including, but not limited to, the Owned Property) reflected on the Disclosure Schedule, and the capital and operating leases between Textron and the Company and American Equipment Leasing and the Company listed on the Disclosure Schedule, the Company has good and marketable title to its assets, free and clear of any Claims. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Company's assets has been recorded, filed, executed or delivered.

          (j) Insurance. A true and correct list and description (including coverages, deductibles and expiration dates) of all insurance policies which are owned by the Company or which name the Company as an insured (or loss payee) have been delivered to Purchaser. All such insurance policies are in full force and effect and the Company has not received notice of cancellation of any such insurance policies.

          (k) Taxes. The Company has filed on a timely basis (including authorized extensions) and in correct form all tax returns required to be filed by the Company and the Company has not received any notice from any taxing authority questioning the validity or accuracy of such tax returns. All applicable tax laws and agreements have been fully complied with, and all amounts required to be paid by the Company, to taxing authorities or others, on or before the date hereof have been paid.

          (l) Changes in Business. Since June 30, 2002, as disclosed in the Financial Statements delivered to Purchaser, the Company has not suffered or been threatened with any material adverse change in the usual and customary business, operations, assets, liabilities, financial condition or prospects of the Company.

          (m) Contracts. Copies of all material contracts, leases, and agreements to which the Company is a party and which relates to the conduct of the Company's business has been delivered to the Purchaser (the "Contracts"). All contracts or instruments to which the Company is a party are in full force and binding upon the parties thereto. No material default by the Company has occurred thereunder and, to the best of the Company's and Seller's knowledge, no material default by the other contracting parties has occurred or is occurring thereunder. The Company has made all payments it is required to make under the Contracts in a timely manner, including, but not limited to, all payments due under the leases, easements and other agreements pertaining to the Leased Property.

          (n) Licenses and Permits. A copy of all material licenses, permits, registrations and governmental approvals, agreements and consents applied for, pending by, issued or given to the Company, and every agreement with governmental authorities (Federal, state, local or foreign) entered into by the Company, which is in effect or has been applied for or is pending (excluding Environmental Permits) (as herein defined) (the "Permits") are contained in the Disclosure Schedule. Such Permits constitute all material licenses, permits, registrations, approvals and agreements and consents which are required in order for the Company to conduct its business as
                                        5
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     presently  conducted,  including, but not limited to, all necessary special use permits, special exceptions or other special permits, to the extent needed.

          (o) Compliance with Laws. Both the Company and its assets and business are in compliance with all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever.

          (p) Property. All the real property the Company owns is set forth on Exhibit A attached hereto. The Company holds fee simple title to the Owned Property, subject only to real estate taxes not delinquent or payable and to covenants, conditions, restrictions and easements of record, none of which makes title to the Owned Property unmarketable and none of which are violated by the Company or will interfere with the Company's use thereof. All easements necessary or appropriate for the use or operation of the Property have been obtained. The improvements on the Property are in reasonably good operating condition and repair (ordinary wear and tear excepted). Other than normal capital expenditures in the ordinary course of business, no material expenditures are required to be made for the repair or maintenance of any improvements on the Property. To the best of Seller's knowledge, the buildings and other facilities located on the Property are free of any latent structural or engineering defects known to the Company. The Company or Seller has received no notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. Neither the Company nor Seller has any knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Property. To Seller's knowledge, no fact or condition exists which would result in the termination or material impairment of access to the Property from adjoining public or private streets or ways which could result in discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services. The easement agreement and ground leases described on Exhibit B (i) are in full force and effect with no amendments thereto, and (ii) will not be adversely affected by the transaction contemplated by this Agreement.

          (q) Land Use. The current use and occupancy of the Property for golfing and other related purposes (including, without limitation, sales of merchandise and food and beverages) are permitted as a matter of right as a principal use under all laws and regulations applicable thereto and will not be adversely affected by the transaction contemplated by this Agreement. The Zoning classification of the Property is sufficient for its current and projected use and such classification permits the use of the Property for a public and/or private golf course and related facilities.
                                        6
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          (r)  Personal  Property. The furniture, fixtures, vehicles, machinery, shelving, racks, equipment, tools, dies, molds, jigs, fixtures and other tangible personal property owned or leased by the Company and used in its operations (collectively, the "Equipment") constitutes all tangible personal property necessary in order for the Company to conduct its business as it has been conducted in the past. All Equipment is in reasonably good operating condition and repair (ordinary wear and tear excepted).

          (s) Intellectual Property. All intellectual property used in the Company's business (such as trademarks, patents, copyrights, service marks, slogans, including the goodwill associated with each) is in good standing and neither the Company nor Seller has any knowledge of any claim and has no reason to believe that any third party is infringing on the rights of the Company or that the Company's use of any intellectual property infringes any right of any third party.

          (t) Environmental Matters. The Company and its assets and business (including, without limitation, the Property) are in material compliance with all federal, state, and local statutes, governmental regulations, ordinances, rules and policies, court orders, decrees, and arbitration awards, and the common law which governs environmental matters or contaminations (collectively, the "Environmental Laws"), including, without limitation, those related to manufacture, processing, use, distribution, treatment, storage, disposal, generation, transportation, or cleanup of pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous, or toxic wastes, substances, chemicals, or materials, including, without limitation, hazardous substances as defined in 101(14) of CERCLA, 24 U.S.C. 9601(14), within the meaning of any applicable Environmental Law (collectively, the "Hazardous Materials"). To the best of Seller's knowledge, the Company and its assets and business (including, without limitation, the Property) are in material compliance with all certifications, licenses, permits, registrations, governmental approvals, agreements, and consents required under or issued pursuant to any Environmental Law (collectively, the "Environmental Permits"). A copy of any notice, citation, inquiry or complaint which the Company has received in the past two years of any alleged violation of or liability or potential liability under any Environmental Law or Environmental Permit has been delivered to Purchaser, and all violations alleged in said notices have been corrected. The Company possesses and is in compliance with all Environmental Permits required for the operation of the Business. Copies of all Environmental Permits issued to the Company have been delivered to Purchaser. The Company has taken all appropriate measures to keep such Environmental Permits in effect where applicable and taken all remedial actions required, suggested or recommended  by  the  Phase  One  Environmental  Assessment  (as defined in
     Section 5.11). All underground storage tanks and above-ground storage tanks which have been heretofore removed from all Property owned, operated, leased, managed, controlled or used by the Company have been removed in accordance with all applicable Environmental Laws. To the best of Seller's knowledge, there has been no storage, treatment, generation, or transportation of any Hazardous Materials nor any spill, discharge, leak, emission, escape, injections, dumping, disposal or other release or threatened release of any Hazardous Materials into the environment, whether or not notification or reporting to a governmental agency was required ("Release") by the Company in violation of, or which could give rise to any material obligation or the incurrence of, any material response costs or other damages under Environmental Laws or any other causes of action arising from such Release.
                                        7
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          (u)  Employee  and  Labor Matters. The Company has delivered a list of all employees, employed by the Company, including their name, social security number, date of hire, date of birth, and annual compensation, wage, or hourly rate of each employee of the Company. The Company does not have any contract with any of its employees which cannot be terminated without severance on 30 days notice or less. To Seller's knowledge, there is no reason to believe that all of the Company's employees will not be available for employment by Purchaser, after the Closing Date, on substantially the same terms. The Company does not have any employment, collective bargaining, or union agreements in connection with the conduct of the Business. The Company has not, with respect to its employees, engaged in any unfair labor practice, nor has it discriminated on the basis of race, religion, age or sex, or other protected category in its employment conditions or practices with respect to the employees and no suit or proceeding is pending against the Company for such actions and no action or claim is being made or threatened by any employee of the Company.

          (v) Broker's Commission. Neither Seller, nor any of their Affiliates, nor the Company, have dealt with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or, introducing the parties to each other.


                                   ARTICLE III
                          Conduct Prior to the Closing
                          ----------------------------

     3.1     General.  Between  the  date  hereof  and  the  Closing  Date:

          (a) Seller shall and shall cause the Company to give to Purchaser's officers, employees, agents, attorneys, consultants, accountants and lenders reasonable access during normal business hours to all of the properties, books, contracts, documents, records and personnel of the Company and shall furnish to Purchaser and such persons as Purchaser shall designate to Seller such information as Purchaser or such persons may at any time and from time to time reasonably request.

          (b) Seller shall use their reasonable best efforts and make every reasonable good faith attempt (and Purchaser shall cooperate with Seller) to cause the Company to obtain all consents necessary to the consummation of the transaction contemplated hereby.

          (c) Seller shall cause the Company to carry on its business in the usual and ordinary course, consistent with past practices, and Seller and the Company shall use their reasonable best efforts to preserve the Company's business and the goodwill of its customers, suppliers and others having business relations with the Company and to retain the business organization of the Company intact, including keeping available the services of its present employees, representatives and agents, and to maintain all of its properties in good operating condition and repair, ordinary wear and tear excepted. Seller shall not permit or cause the Company to dispose of any of its assets outside the ordinary course of business.
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          (d)  Without  the  prior  written  consent  of  Purchaser, and without limiting the generality of any other provision of this Agreement, Seller shall cause the Company not to take any action that would cause a material increase in the Company's expenditures or indebtedness as set forth in the Disclosure Schedule.

     3.2 Claims and Litigation. Seller shall promptly notify Purchaser of any (i) lawsuits, claims, proceedings or investigations which after the date hereof it acquires knowledge of that are threatened in writing or commenced against Seller or the Company relating to the Business, or (ii) developments or updates in any pending lawsuits, claims, proceedings or investigations which are currently in existence against Seller or the Company relating to the Business.

     3.3 Employment Matters. Seller shall not permit the Company to enter into any employment contract or agreement, not increase the hourly rates of pay of employees or increase the fixed compensation payable to any officer, director or employee of the Company, not pay any bonus or commission to any officer, director or employee of the Company and not establish or amend any "employee welfare benefit plan," "employee pension benefit plan" or "fringe benefit plan" or any other plan or arrangement of a similar nature.

     3.4 Notification of Material Adverse Events. Seller shall promptly notify Purchaser in writing of any event following the date hereof of which Seller is or becomes aware that will or is likely to have a material adverse effect on the business, finan-cial condition, prospects of the Company or the Business.

     3.5 Confidentiality. Each of the parties hereto shall preserve and maintain, and shall cause each of its affiliates to preserve and maintain, proprietary information and trade secrets of the other party, and shall not disclose to any third person or use any such proprietary information or trade secret for personal advantage, except that any party hereto shall be free to use or disclose any proprietary information and trade secrets that (i) were already in its possession at the time of disclosure to it; (ii) are a matter of public knowledge; (iii) hereafter become a matter of public knowledge other than through the receiving party; (iv) are lawfully obtained by the receiving party from a third party that is not, to the disclosing party's knowledge, after due inquiry, subject to any restrictions of confidentiality; or (v) are required to be disclosed by the receiving party by law or in response to any inquiries by any governmental authority. In the event that the Closing does not occur, upon the request of the disclosing party, each receiving party agrees to return or destroy all written documentation provided to it.

     3.6 No Solicitation of Transactions. From the date hereof until the transactions contemplated hereby are consummated or this Agreement is terminated, Seller agrees that neither it nor any holder of any equity interest in the Company shall, directly or indirectly, solicit, initiate, knowingly encourage or enter into any agreement with respect to the sale or other transfer of ownership interests in the Company or the sale of any of the assets of the Company. Seller shall notify Purchaser of any contact or discussions it has with any other party regarding the sale of the Company.

     3.7 Operation of the Business. Attached to the Disclosure Schedule is a summary as of July 31, 2002 of existing and projected published green fees, membership fees, tournament fees, driving range fees, club rentals, and other rates for the Golf Courses. From the date of execution of this Agreement until the date of Closing, Seller shall not permit the Company to reduce or cause to be reduced any published fees, rates or charges set forth in the Disclosure Schedule, or any other changes for which Seller or the Company has operational control other than in the ordinary course of business.

     3.8 Casualty. In the event any of the improvements upon the Property are damaged or destroyed by fire or other casualty prior to the date of Closing and the cost to repair destroyed by fire or other casualty prior to the date of Closing and the cost to repair any such damage exceeds $100,000 and Seller has elected by written notice delivered to Purchaser not later than ten (10) days after the damage or destruction not to repair same at least ten (10) days prior to the Closing Date to substantially the same condition as prior to said casualty, Purchaser shall have the right to elect either to terminate this Agreement or to proceed to consummate the transaction contemplated by this Agreement. Such election shall be made by notice to Seller not later than ten
(10) days following the date on which Seller has notified Purchaser of such damage or destruction and when Seller notifies Purchaser if the Property will be repaired. In the event Purchaser elects to terminate this Agreement, the parties shall have no further rights and liabilities with respect to each other. Failure of Purchaser to so terminate this Agreement shall conclusively constitute Purchaser's election to proceed with the transaction contemplated by this Agreement. Unless Purchaser has terminated this Agreement as herein provided, upon Closing, Seller shall assign to Purchaser all rights to insurance proceeds related to such damage or destruction, which have not theretofore been expended in cash for repairs to the Property by Seller or the Company.

     In the event of damage or destruction whereby the cost to repair the same is less than $100,000 and Seller has not repaired same at least ten (10) days prior to the Closing Date to substantially the same condition as prior to said casualty, the transaction contemplated by this Agreement shall be consummated in accordance with the terms hereof, without a reduction in the consideration except for a credit to Purchaser in the amount of the applicable deductible and, at Closing, Seller shall assign to Purchaser all rights to insurance proceeds related to such damage or destruction, which have not theretofore been expended in cash for repairs to the Property by Seller or the Company.

     3.9 Condemnation. In the event, prior to the Closing Date, a "Material Portion of the Property" (i.e. greater than ten percent (10%) of the total square footage of the Property or any portion of the improvements) is taken by eminent domain or is under notice of an eminent domain proceeding or access to the Property is materially reduced or restricted, Purchaser shall have the right to elect either to terminate this Agreement or to proceed to consummate the purchase and sale hereunder, without a reduction in the Purchase Price provided Seller shall assign to Purchaser all rights to the award. Such election shall be made by written notice to Seller not later than ten (10) days following the date on which Seller has notified Purchaser of such eminent domain. In the event Purchaser elects to terminate this Agreement, the parties shall have no further rights and liabilities with respect to each other. Failure of Purchaser to so terminate this Agreement shall conclusively constitute its election to proceed with the purchase and sale hereunder. Unless Purchaser has terminated this Agreement as herein provided, upon Closing, Seller shall assign to Purchaser all rights to the award.

     In the event, prior to the Closing Date, less than a Material Portion of the Property is taken by eminent domain or is under notice of an eminent domain proceeding, the transaction contemplated hereunder shall be consummated in accordance with the terms hereof, without a reduction in the consideration, and, at Closing, Seller shall assign to Purchaser all rights to the award.


                                   ARTICLE IV
                         Seller's Conditions to Closing
                         ------------------------------

     The obligation of Seller to close the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which, this Agreement may, at Seller' option, be terminated pursuant to and with the effect set forth in
Article  VIII:

     4.1 Accuracy of Representations and Warranties. Each and every representation and warranty made by Purchaser shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

     4.2 Performance of Obligations. All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed.

     4.3 Litigation. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

     4.4 Company Approval. Purchaser shall have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     4.5 Textron Approval. Seller shall have received approval from Textron to sell the Membership Interests of the Company to Purchaser and Seller shall have entered into such agreements with Textron regarding its other obligations as approved by Seller.

                                    ARTICLE V
                        Purchaser's Conditions to Closing
                        ---------------------------------

The obligation of Purchaser to close the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the nonfulfillment of any of which, this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in
Article  VIII:

     5.1 Accuracy of Representations and Warranties. Each and every representation and warranty made by Seller shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

     5.2 Performance of Obligations. All obligations of Seller to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Seller would be required to perform at the Closing if transaction contemplated hereby was consummated) shall have been performed.

     5.3 Consents and Permits. All necessary consents shall have been obtained or, to the extent the Permits held by the Company would terminate upon a change of control of the Company, Purchaser shall have either obtained licenses and permits on substantially the same terms as such Permits, or shall have obtained binding commitments from the applicable governmental authorities to issue such licenses and permits to the Company following the Closing.

     5.4 Litigation. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

     5.5 Company Approval. Seller shall have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     5.6 Due Diligence. Purchaser shall have completed an inspection of the assets, properties, liabilities and records of the Business satisfactory to it in all respects including, but not limited to, a physical inspection of the Property.

     5.7 Material Adverse Changes. There shall have been no material adverse changes in the results of operations, conditions (financial or otherwise), properties, assets, business or prospects of the Business or the Company, including, but not limited to, the golf courses, driving range and putting greens.

     5.8 Raintree Transaction. Purchaser shall have acquired all of the Raintree North America Resorts, Inc.'s ("Raintree") right, title and interest in and to that certain Project Development, Management and Sales Agreement dated
May 3, 2000 (the "Raintree Project Development Agreement") by and between Raintree and Royale Mirage Partners, L.P. ("RMP"), which proposed transaction shall require the approval of Textron and such other consents and approvals as may be necessary or required. Further, the Raintree Project Development Agreement shall have been amended to the satisfaction of Purchaser.

     5.9 Creditor Approval. The Company shall have obtained approval from certain creditors of the Company, including, but not limited to, Textron and American Equipment Leasing.

     5.10 Textron Financing Terms. Purchaser and Textron shall have reached an agreement on the modification of certain terms and conditions in Textron's credit agreement with the Company and Textron's credit agreement with respect to Textron's interest in the Raintree Project Development Agreement Interest to the mutual satisfaction of Purchaser and Textron. Further Seller shall have executed all documentation Textron deems appropriate to restructure Textron's outstanding loans with Seller.

     5.11 Real Property; Title Policy. Seller shall have delivered to Purchaser copies of all documentation relating to the Property, including, but not limited to: (i) a copy of an environmental report regarding the Property, including without, limitation, a Phase One Environmental Assessment dated November, 2000 prepared by Mainiero, Smith & Associates, Inc. (the "Phase One Environmental Assessment"); (ii) a copy of the latest tax bill for the Property; and (iii) a copy of the most current title policy for the Property together with a copy of all documents referenced therein, including the survey against which insurance was procured. Further, Purchaser shall have procured a title policy on the Property from First American Title Company on terms and conditions acceptable to Purchaser.

     5.12 Resignations. Seller shall have resigned as manager of the Company and the current officers of the Company shall have resigned from such positions.

     5.13 Elimination / Transfer of Unassumed Liabilities. Seller shall have eliminated and/or transferred all liabilities that Purchaser is not assuming after the Closing, including, but not limited to: (i) the intercompany payable owed by the Company to Seller; (ii) the intercompany revolving credit debt balance owed by the Company to Seller; (iii) the long-term junior subordinated debt balance owed by the Company to Seller, including all related accrued interest; (iv) all writeoff deferred financing costs and related accumulated amortization; and (v) any income tax attributes related to the elimination / transfer of any of the foregoing. Seller shall provide written evidence of the elimination or transfer of such liabilities on or before Closing.

     5.14 Golf Course Development Agreement. Seller shall executed an Assignment and Assumption Agreement assigning all of Seller's right, title and interest in and to that certain Agreement dated March 18, 1999 by and among RMP, L.P., Rick Borsuk, Roland Mousseau, Seller and the Company (the "Golf Course Development Agreement"). Further, Purchaser and RMP shall have amended the Golf Course Development Agreement to the extent needed and on terms acceptable to Purchaser.

     5.15 Seller's Additional Deliveries. In addition to this Agreement, Seller shall deliver or cause the Company to deliver to Purchaser the following:

          (a)  A  certified  copy  of  the  Company's  Articles of Organization;

          (b) Certificates of good standing of the Company issued by the Secretary of the State of Delaware and California;

          (c) A letter agreement between OB Sports Golf Management, LLC, the Company and Purchaser regarding the management of the Golf Courses after the Closing; and

          (d) An Affidavit of No Change with respect to the Property, certifying that no improvements have been made to the Property since the date of the most current survey delivered to Purchaser prior to the Closing.



                                   ARTICLE VI
                               Termination/Remedy
                               ------------------

     6.1 Termination of Agreement. This Agreement may be terminated only as provided below:

          (a) by Purchaser and Seller upon mutual written consent at any time prior to the Closing;

          (b) by Purchaser by giving written notice to Seller at any time prior to the Closing in the event (i) Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect
     (ii) any condition to Purchaser closing the transaction contemplated hereby has not been satisfied or (iii) of damage or condemnation of the Property in accordance with Sections 3.8 and 3.9; or

          (c) by Seller by giving written notice to Purchaser at any time prior to the Closing in the event (i) Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect or (ii) any condition to Seller closing the transaction contemplated hereby has not been satisfied.

     6.2 Remedies. In the event of a breach of this Agreement, the non-breaching party shall not be limited to the remedy of termination of this Agreement, but shall be entitled to pursue all available legal and equitable rights and remedies, and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing them (including, without limitation, reasonable attorneys' fees).

                                   ARTICLE VII
                             Post-Closing Agreements
                             -----------------------

     7.1 Post-Closing Agreements. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article VII.

     7.2 Disclosure of Confidential Information. As a further inducement for Purchaser to enter into this Agreement, Seller agree that for the longest period permitted by law after the Closing Date, Seller shall, and shall cause its Affiliates to, hold in strictest confidence, and not, without the prior written approval of Purchaser, use for their own benefit or the benefit of any party other than Purchaser or disclose to any person, firm or corporation other than Purchaser (other than as required by law or to that party's accountants, attorneys, professional advisers and key employees) any information of any kind relating to the Company's business, except such information as was publicly available prior to the Closing Date.

     7.3 Hiring Away Employees. For a period of two (2) years from the Closing Date, Seller shall not take any actions which are calculated to persuade any salaried, technical or professional employees, representatives or agents of the Company to terminate their association with the Company. Seller agrees that in the event of a breach of this Section 7.3, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available.

     7.4 Survey and Title Matters. Seller acknowledges that Purchaser is making an accommodation to Seller by not requiring that an updated survey be completed prior to Closing. As a result Purchaser shall obtain an updated survey at Seller's sole cost and expense. Further, if such update survey discloses any new title exceptions or survey issues, Purchaser shall notify Seller and Seller shall cure such new objections within thirty (30) days. If Seller is unable to cure any new title exceptions or survey matters within the specified timeframe, Purchaser shall have the right to seek indemnification against Seller pursuant to Section 8.1(e) without being subject to the limitations set forth in Section 8.3.

     7.5 Estoppel Certificates. Within 30 days after Closing, (i) Seller shall have obtained an estoppel certificate from Northern Wolverine 19/99, Inc., a Nevada corporation and lessor of that certain 83 acre property described in that certain Ground Lease dated March 31, 1999 by and between Wolverine and the Company (the "Ground Lease") in the form acceptable to Purchaser, and (ii) Purchaser shall have received written and/or verbal confirmation from the Coachella Valley Water District ("CVWD") that all payments required to be made by the Company prior to the Closing to CVWD under that certain Easement
Agreement dated March 31, 1999 entered into by the Company with the CVWD (the "Easement Agreement") have been made, that neither party is in default under the Easement Agreement as of the Closing Date and that neither party has any claims against the other relating to the Easement Agreement. In the event that Seller fails to obtain the estoppels set forth, Purchaser shall have the right to seek indemnification against Seller for any matters that occur prior to the Closing that relate to the Ground Lease, the Easement Agreement, their respective validity, enforceability or claims or defaults thereunder as the same relates to the Leased Property, pursuant to Section 8.1(f) without being subject to the limitations set forth in Section 8.3.

     7.6 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Membership Interests to Purchaser on the terms herein contained and to otherwise comply with the terms of this Agreement.


                                  ARTICLE VIII
                                 Indemnification
                                 ---------------

     8.1 Seller's Indemnification Obligations. Seller shall indemnify, save and keep Purchaser, and its officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnitee" and collectively the "Purchaser Indemnitees") forever harmless against and from all damages, liabilities, demands, causes of actions, penalties, fees, costs and expenses sustained or incurred by any Purchaser Indemnitee, as a result of or arising out of or by virtue of:

          (a) any material inaccuracy in or breach of any representation and warranty made by Seller to Purchaser herein or in any closing document delivered to Purchaser in connection herewith;

          (b) the breach by Seller of, or failure of Seller to comply with, any of the covenants or obligations under this Agreement to be performed by Seller;

          (c) any material obligation relating to the Raintree Project Development Agreement for which Seller or the Company was responsible prior to the Closing Date;

          (d) any material default, breach, alleged default, or alleged breach by Seller or the Company under the Agreement entered into March 19, 1999 among Seller, the Company, Royale Mirage Partners, L.P., Rick Borsuk and Roland Mousseau (the "RMP Agreement") prior to the Closing Date; or


          (e) the updated survey to be conducted after the Closing on the Property; or

          (f) any matters relating to the Leased Property prior to the Closing, including, without limitation, enforcement of the Company's rights to the Leased Property.

     8.2 Purchaser's Indemnification Obligations. Purchaser shall indemnify, save and keep Seller and its officers, directors, employees, agents, successors and assigns (each a "Seller Indemnitee" and collectively the "Seller Indemnitees") forever harmless against and from all damages, liabilities, demands, causes of actions, penalties, fees, costs and expenses sustained or incurred by any Seller Indemnitee, as a result of or arising out of or by virtue of:

          (a) any material inaccuracy in or breach of any representation and warranty made by Purchaser to Seller herein or in any closing document delivered to Seller in connection herewith;

          (b) the breach by Purchaser of, or failure of Purchaser to comply with, any of the covenants or obligations under this Agreement to be performed by Purchaser;

          (c) any material obligation relating to the Raintree Project Development Agreement arising prior to the Closing Date for which Seller or the Company was not responsible or arising after the Closing Date; or

          (d) any and all matters of any nature whatsoever, related directly or indirectly, or arising out of or in connection with the development, ownership, operation, management, maintenance, repair and/or improvement of the Timeshare Project Property and the Timeshare Project Improvements (as those terms are defined in the RMP Agreement), except to the extent arising from Seller's or the Company's negligence or willful misconduct and subject to Section 8.1(d).

8.3     Limitations  on  Indemnification.


          (a) Purchaser's remedies following the Closing regarding indemnity claims described in Section 8.1 shall be limited to a right of offset against the Note up to the original principal amount of the Note plus interest accrued thereon during the Indemnification Period (the "Offset Right"). Purchaser shall hold this Offset Right from the Closing Date for a period of six (6) months thereafter (the "Indemnification Period"), at which point the Offset Right shall automatically terminate in the absence of any written claim(s) delivered by Purchaser to Seller during the Indemnification Period.

          (b) Seller's remedies following the Closing regarding indemnity claims described in Section 8.2 shall be limited to an increase in the principal amount of the Note by an amount equal to the original principal amount of the Note plus interest accrued thereon during the Indemnification Period (the "Increase Right"). Seller shall hold this Increase Right from the Closing Date for the Indemnification Period, at which point the Increase Right shall automatically terminate in the absence of any written claim(s) delivered by Seller to Purchaser during the Indemnification Period.


          (c) Neither party shall be entitled to bring a written indemnity claim against the other party until the aggregate sum of all claims exceed a minimum amount of $100,000. The maximum amount of any and all indemnity claims that one party will be entitled to bring against the other party, if any, shall be limited to a maximum amount of the principal amount of the Note, plus the amount of interest accruing on the Note at the rate of 5.0% per annum during the Indemnification Period. After applying any Offset Right against the Note or any Increase Right to the Note, as the case may be, the remaining principal balance (including any interest accrued through such date) shall be amortized and payable in thirty-six (36) monthly payments of principal and interest, as described in Section 1.2. The limitations contained in this Section 8.3 do not apply to an indemnification claim asserted by Purchaser under Sections 8.1(c), (d), (e) and (f) or by Seller under Sections 8.2(c) and (d).

                                   ARTICLE IX
                                  Miscellaneous
                                  -------------

     9.1 Fees. Except as set forth herein, each party hereto shall bear all fees, costs and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

     9.2 Publicity. Except as otherwise required by law or applicable stock exchange rules, press releases concerning this transaction shall be made only with the prior written agreement of Seller and Purchaser. Except as otherwise required by law or applicable stock exchange rules, no such press releases or other publicity shall state the amount of the consideration.

     9.3 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

If  to  Seller:          OB  Sports,  LLC
                         c/o  Rice  Sangalis  Toole  &  Wilson
                         5847  San  Felipe,  Suite  4350
                         Houston,  Texas  77057
                         Attention:  Kurt  G.  Keene
                         Fax:  (713)  783-9750

with  a  copy  to:       Holland  &  Knight  LLP
                         2300  U.S.  Bancorp  Tower
                         111  S.W.  Fifth  Avenue
                         Portland,  Oregon  97204
                         Attention:  George  Gregores
                         Fax:  (503)  241-8014

If  to  Purchaser:       Mego  Financial  Corp.
                         d/b/a  Leisure  Industries  Corporation
                         4310  Paradise  Road
                         Las  Vegas,  Nevada  89105
                         Attention:  Floyd  W.  Kephart,  CEO
                         Fax:  (702)  369-4398
                                       18
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with  a  copy  to:       Ungaretti  &  Harris
                         3500  Three  First  National  Plaza
                         Chicago,  Illinois  60602
                         Attention:  Gary  I.  Levenstein
                         Fax:  (312)  977-4405

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 9.3.

     9.4 Transfer Taxes. Seller shall pay the cost of all sales, use, excise and transfer taxes, and all owners' title insurance premiums and surveyor's charges, which may be payable in connection with the transaction contemplated hereby.

     9.5 Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each Exhibit and the Disclosure Schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

     9.6 Survival; Non-waiver. Subject to Section 8, all representations and warranties shall survive the Closing regardless of any investigation or lack of investigation by any of the parties hereto. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

     9.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     9.8 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     9.9 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of California applicable to contracts made in that State.
                                       19
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     9.10     Binding  Effect;  Benefit.  This  Agreement  shall  inure  to  the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.11 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party, except that at or prior to the Closing, Purchaser may assign its rights and delegate its duties under this Agreement to a subsidiary or affiliate of Purchaser and may assign its rights under this Agreement to its lenders for collateral security purposes, and after the Closing, Purchaser may assign its rights and delegate its duties under this Agreement to any third party. No such assignment shall relieve Purchaser of any of its liabilities under this Agreement.

     9.12 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

     9.13 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                            [signature page attached]

                                       20
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IN  WITNESS  WHEREOF, the parties have executed this Agreement on the date first above  written.

                                            SELLER:

                                            OB  Sports,  LLC

                                            By:
                                              --------------------------------
                                            Its:
                                              --------------------------------

                                            PURCHASER:

                                            Mego  Financial  Corp.,
                                            d/b/a Leisure Industries Corporation

                                            By:
                                              ----------------------------------
                                            Its:
                                               ---------------------------------

























                    SIGNATURE PAGE TO LLC PURCHASE AGREEMENT

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